EXHIBIT 99.1

SoundBite Communications Reports First Quarter 2012 Financial Results

Revenues of $11.1 Million; Acquisition of 2ergo Americas Broadens Mobile Marketing Offering

BEDFORD, Mass., May 2, 2012 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the first quarter 2012. First quarter revenues, computed in accordance with U.S. generally accepted accounting principles (GAAP), were $11.1 million, an increase of 21% compared to the same quarter in 2011. Net loss was $247,000 for the first quarter of 2012, or a net loss per share of $0.02, versus a net loss of $1.5 million in the first quarter of 2011 or a net loss per share of $0.09. Included in the first quarter results is a one-time, non-cash tax benefit related to the acquisition of 2ergo Americas. On a non-GAAP basis, after excluding the one-time tax benefit, non-cash stock compensation expense, amortization of intangibles, and the present value adjustment related to the SmartReply earn-out, net loss per share was $0.03 in the first quarter of 2012 compared to a net loss per share of $0.07 in the same quarter in 2011.

"The first quarter was focused on continued execution of our transformative strategic plan and the completion of another mobile acquisition to broaden our offerings and expand our mobile client base," stated Jim Milton, president and CEO of SoundBite Communications. "With the acquisition of 2ergo Americas in February, we gained valuable client relationships, technology in new mobile areas for us such as mobilizing websites and mobile coupons, and strong domain expertise from the 2ergo team."

Milton continued, "In the first quarter we achieved strong financial results due to growth in mobile of 83% over the same quarter last year and the addition of 2ergo Americas. We also won a number of new opportunities including two Fortune 500 clients, and saw the continued adoption of our dialer in the hosted contact center business. The achievements we are making now bode well for us later in the year."

Recent Highlights

  Reported growing global momentum with increased messaging support in multiple countries as a key contributor to its progress.
  Named among Collection Advisor's Top Four Voice Broadcasting Solutions of 2011.
  Acquired Americas operations of 2ergo Group plc, a pioneer of innovative mobile marketing solutions, thereby broadening its mobile marketing client base, product offering and team.
  Announced teaming with Westlake Ace Hardware to deliver an innovative mobile program called "Weather The Storm" where Westlake customers benefit from timely, location-based inclement weather notifications to their mobile devices.

Quarterly Results

GAAP Results

Gross margin for the first quarter of 2012 was 60.4% versus 58.9% in the first quarter of 2011. Operating expenses were $7.9 million in the first quarter of 2012, which included $250,000 related to merger and acquisition activities and $160,000 related to litigation. Operating expenses as a percentage of revenues were 71% in the first quarter of 2012 versus 75% in the year-earlier period.

Net loss was $247,000 for the first quarter of 2012 versus a net loss of $1.5 million in the first quarter of 2011. Net loss per share for the first quarter of 2012 was $0.02, versus a net loss per share of $0.09 in the same quarter of 2011.

Net loss in the first quarter of 2012 included a one-time tax benefit of $887,000, stock-based compensation expense of $242,000, amortization of intangibles primarily associated with the acquisitions of Smartreply and 2ergo Americas of $365,000, and a present value adjustment of $54,000. Net loss in the first quarter of 2011 included stock-based compensation expense of $309,000 and amortization of intangibles of $9,000 associated with the Company's acquisition of Mobile Collect (see the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Included in the first quarter results is the effect of the acquisition of 2ergo Americas on February 24, 2012. An independent third party expert conducted an assessment of the transaction and provided the Company with a purchase price allocation. Approximately $2.5 million was allocated to intangible assets. The categories and dollar allocations of intangible assets were customer relationships of $1.9 million, technology of $590,000 and a non-compete agreement of $20,000. The intangible assets are amortized using a straight line methodology, with approximately $208,000 recognized per quarter. Approximately $2.1 million was allocated to goodwill.

Non-GAAP Results

First quarter 2012 non-GAAP net loss per share was $0.03, compared to a non-GAAP net loss per share of $0.07 for the same period in 2011. Non-GAAP net loss computations exclude the one-time tax benefit, stock compensation expense, amortization associated with the Company's acquisitions of SmartReply and 2ergo Americas, and a present value adjustment related to SmartReply contingent consideration liability. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Free cash flow for the first quarter was a negative $120,000. Free cash flow is calculated as cash flow from operating activities, less payments of contingent purchase price payments to Mobile Collect and purchases of property and equipment.

Second Quarter Guidance

Based on information available as of May 2, 2012, SoundBite is issuing guidance for the second quarter 2012 as follows:

For the second quarter of 2012, SoundBite currently projects revenues in the range of $10.7 million to $11.5 million and gross margin in the range of 59% to 60%. Operating expenses are expected to be approximately $8.2 million,which includes $250,000 related to litigation costs during the second quarter. The projection for GAAP operating loss is in the range of $1.3 million to $1.9 million, and on a per share basis is a GAAP operating loss of $0.08 to $0.11 for the second quarter of 2012.

The non-GAAP operating projections are for an operating loss of $500,000 to $1.1 million. On a non-GAAP basis, SoundBite projects a net loss of $500,000 to $1.1 million, or a net loss per share of $0.08 to $0.11. Non-GAAP per share estimates exclude the effects of estimated stock-based compensation expense of approximately $300,000, amortization of intangibles of $450,000 primarily associated with the Company's acquisitions of SmartReply and 2ergo Americas, and a present value adjustment of contingent consideration related to the SmartReply earn out of $50,000. This calculation assumes a basic weighted share count of approximately 16.5 million shares for the second quarter of 2012. SoundBite expects capital expenditures to be approximately $350,000 and depreciation expense to be approximately $300,000.

Webcast and Teleconference Information

The Company will host a conference call today at 5:00 p.m. EDT to discuss its financial results.  A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 888-350-0137 and internationally at +1 970 315 0478. A replay of the call will be available two hours after the live call until 11:59 p.m. EDT on May 4, 2012 and can be accessed by dialing 855-859-2056 for domestic callers and +1 404 537 3406 for international callers and entering passcode: 73315653.

Non-GAAP Measures

To supplement its statements of operations information presented in accordance with GAAP, SoundBite uses non-GAAP measures for net income or loss per share and free cash flow. In order for investors to be better able to compare its current results with those of previous periods, SoundBite has shown a reconciliation of GAAP to non-GAAP financial measures. The net income or loss per share reconciliation adjusts the GAAP net income or loss per share to exclude tax benefits related to the acquisition of 2ergo Americas, stock compensation expense, amortization, and present value adjustments related to SmartReply. The free cash flow reconciliation adjusts the GAAP cash flow from operating activities to exclude contingent purchase price related to our Mobile Collect acquisition and purchases of property and equipment. SoundBite believes the presentation of this non-GAAP financial measure enhances investors' overall understanding of SoundBite's historical financial performance. The presentation of non-GAAP net income or loss per share and free cash flow is not meant to be considered in isolation or as a substitute for SoundBite's financial results prepared in accordance with GAAP and SoundBite's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About SoundBite Communications

SoundBite Communications, a leading provider of cloud-based customer communications, enables organizations to build lifelong, profitable customer relationships across the full consumer lifecycle. It serves two global markets, the Hosted Contact Center and Mobile Marketing. Its solutions leverage the power of two robust platforms: SoundBite Engage, an interactive multi-channel communications platform providing integrated SMS, dialer, voice messaging, email and web communications; and SoundBite Insight, a preference management platform enabling intelligent, personalized communications. SoundBite powers nearly two billion customer interactions annually. Visit SoundBite.com for more information.

The SoundBite Communications, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4393

Forward-Looking Statement

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made under "Second Quarter Guidance," are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform; disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" of Part I in SoundBite's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F, G)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Revenues	$ 11,081	$ 9,163
Cost of revenues (1)	4,387	3,762
Gross profit	6,694	5,401
Operating expenses:
Research and development (1)	1,694	1,546
Sales and marketing (1)	3,869	3,393
General and administrative (1)	2,304	1,939
Total operating expenses	7,867	6,878
Operating loss	(1,173)	(1,477)
Interest and other income	39	11
Loss before income tax benefit	(1,134)	(1,466)
Income tax benefit	887	0
Net loss	$ (247)	$ (1,466)

Net loss per common share:
Basic & Diluted	$ (0.02)	$ (0.09)
Weighted average common shares outstanding:
Basic & Diluted	16,436,046	16,388,468

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended
	March 31,
	2012	2011

Cost of revenues	$ 11	$ 10
Research and development	54	54
Sales and marketing	72	116
General and administrative	105	129
	$ 242	$ 309

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$ 15,849	$ 17,706
Short-term investments	8,754	10,976
Accounts receivable, net of allowance for doubtful accounts of $166 at March 31, 2012 and December 31, 2011	8,042	8,163
Prepaid expenses and other current assets	1,488	1,419
Total current assets	34,133	38,264
Property and equipment, net	2,013	2,081
Intangible assets, net	4,129	2,036
Goodwill	6,594	4,286
Other assets	133	118
Total assets	$ 47,002	$ 46,785

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 1,028	$ 767
Accrued expenses	3,509	3,445
Other current liabilities	530	561
Total current liabilities	5,067	4,773

Non-current liabilities:
Long-term contingent consideration payable	1,007	966
Other liabilities	343	277
Total liabilities	6,417	6,016

Stockholders' equity:
Common stock, $0.001 par value — 75,000,000 shares authorized; 16,752,399 and 16,666,206 shares issued at March 31, 2012 and December 31, 2011; 16,407,920 and 16,410,427 shares outstanding at March 31, 2012 and December 31, 2011	17	17
Additional paid-in capital	70,993	70,681
Treasury stock, at cost —344,479 shares at March 31, 2012 and 255,779 at December 31, 2011	(522)	(273)
Accumulated other comprehensive loss	(72)	(72)
Accumulated deficit	(29,831)	(29,584)
Total stockholders' equity	40,585	40,769
Total liabilities and stockholders' equity	$ 47,002	$ 46,785

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$ (247)	$ (1,466)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	337	352
Adjustment to contingent consideration	54	0
Amortization of intangible assets	407	23
Amortization of premiums paid on short-term investments	5	0
Stock-based compensation	242	309
Deferred taxes	(887)	0
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	586	795
Prepaid expenses and other current assets	56	118
Other assets	(15)	49
Accounts payable	166	(249)
Accrued expenses and other liabilities	(172)	218
Net cash provided by operating activities	532	149
Cash flows from investing activities:
Cash paid related to acquisition of Mobile Collect	(271)	(163)
Cash paid related to acquisition of 2ergo Americas, net of cash acquired	(3,773)	0
Purchases of short-term investments	(2,934)	0
Sales and maturities of short-term investments	5,151	0
Purchases of property and equipment	(381)	(246)
Net cash used in investing activities	(2,208)	(409)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	70	11
Settlements of restricted stock for tax withholding obligations	(2)	0
Treasury stock purchases	(249)	0
Net cash (used in) provided by financing activities	(181)	11
Net decrease in cash and cash equivalents	(1,857)	(249)
Cash and cash equivalents, beginning of period	17,706	34,157
Cash and cash equivalents, end of period	$ 15,849	$ 33,908

Supplemental disclosure of cash flows information:
Cash paid during the period for income taxes	$ 6	$ 4
Supplemental disclosures of non-cash investing activities:
Property and equipment, included in accounts payable	$ --	$ 113
Contingent cash payment to Mobile Collect, included in accrued expenses	$ 227	$ 146

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2012	2011
GAAP cash flows generated from operating activities	$ 532	$ 149
Contingent purchase price payments to Mobile Collect	(271)	(163)
Purchases of property and equipment	(381)	(246)
Non-GAAP free cash flows	$ (120)	$ (260)

SOUNDBITE COMMUNICATIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and EPS
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
GAAP net loss	$ (247)	$ (1,466)
Stock compensation expense	242	309
Amortization expense	365	9
Adjustment to contingent consideration	54	--
Tax benefit	(887)	--
Non-GAAP net loss	$ (473)	$ (1,148)

Non-GAAP net loss per common share:
Basic & Diluted	$ (0.03)	$ (0.07)

Weighted average common shares used in computing Non-GAAP net loss per common share:
Basic & Diluted	16,436,046	16,388,468
CONTACT: IR & Media Contact:
         Lynn Ricci
         SoundBite Communications
         781-897-2696
         lricci@SoundBite.com